Consent of Independent Certified Public Accountants


First Investors Tax-Exempt Money Market Fund, Inc.
95 Wall Street
New York, New York  10005

     We consent to the use in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A (File No. 2-82572) of our report dated January 30, 1998 relating to the December 31, 1997 financial statements of First Investors Tax-Exempt Money Market Fund, Inc., which are included in said Registration Statement.


                                                    /s/Tait Weller & Baker
                                                       -------------------------

                                                       TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 20, 1998